Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re Washington Mutual, Inc., et al.	Case No. 08-12229 (MFW)
Reporting Period: 02-01-12 to 02-29-12

MONTHLY OPERATING REPORT

REQUIRED DOCUMENTS	Form No.	Document Attached	Explanation Attached
Schedule of Cash Receipts and Disbursements	MOR-1	Yes
Bank Reconciliation (or copies of Debtors’ bank reconciliations)	MOR-1a	Refer to attached stmt
Schedule of Professional Fees Paid	MOR-1b	Yes
Copies of bank statements	MOR-1c	Refer to attached stmt
Cash disbursements journals		n/a	Refer to MOR 1 for summary of all disbursements.
Statement of Operations	MOR-2	Yes	See attached notes
Balance Sheet	MOR-3	Yes	See attached notes
Status of Post petition Taxes	MOR-4	Yes
Copies of IRS Form 6123 or payment receipt		n/a	Payroll services outsourced including remission of taxes
Copies of tax returns filed during reporting period		n/a	See listing of filings
Summary of Unpaid Post petition Debts	MOR-4	n/a	Detail on face of balance sheet.
Listing of aged accounts payable	MOR-4	Yes
Accounts Receivable Reconciliation and Aging	MOR-5	n/a	No trade receivables
Debtor Questionnaire	MOR-5	Yes

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the documents attached are true and correct to the best of my knowledge and belief.

/s/ John Maciel	March 30, 2012
Signature of Authorized Individual*	Date

John Maciel	Chief Financial Officer, WMI Liquidating Trust on behalf of Washington Mutual, Inc. and WMI Investment Corp
Printed Name of Authorized Individual	Title of Authorized Individual

*Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

In re Washington Mutual, Inc., et al Case No. 08-12229 (MFW)

DISCLAIMER AND FACTUAL BACKGROUND

This Monthly Operating Report of Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (“WMI Investment” and together with WMI, the “Debtors”), covering the calendar month of February 2012, was prepared solely for the purpose of complying with the monthly operating guidelines as described in the Chapter 11 Trustee Handbook, United States Department of Justice, May 2004 in accordance with 28 U.S.C §586(a)(3).  This Monthly Operating Report is limited in scope, covers only a limited time period, and is not intended to serve as a basis for investment in any security of any issuer.  This Monthly Operating Report was not audited or reviewed by an independent accountant; does not purport to present the financial statements of WMI in accordance with generally accepted accounting principles (“GAAP”); does not purport to present the market value of WMI’s assets and liabilities or the recoverability of WMI’s assets; is in a format prescribed by applicable bankruptcy laws; and is subject to future adjustment and reconciliation.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.  This disclaimer applies to all information contained herein.

On September 26, 2008 (the “Petition Date”), the Debtors each commenced voluntary cases under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  Prior to the Petition Date, on September 25, 2008, the Director of the Office of Thrift Supervision appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Washington Mutual Bank (“WMB”), a subsidiary of WMI, and advised WMI that the receiver was immediately taking possession of WMB’s assets.  Immediately after its appointment as receiver, the FDIC sold substantially all the assets of WMB, including the stock of Washington Mutual Bank fsb, to JPMorgan Chase Bank, National Association (“JPMorgan”) pursuant to that certain Purchase and Assumption Agreement, Whole Bank, dated as of September 25, 2008 (the “Sale”).

Prior to the Petition Date, WMI and WMB jointly maintained their respective financial records.  As a result of the Sale, many of the Debtors’ books and records were seized by the FDIC and transferred to the custody of JPMorgan.  Accordingly, since the date of the Sale, the Debtors have not been in control of certain information relating to their operations and financial affairs, including, but not limited to, certain accounting information.  In addition, as of the date of the Sale, substantially all of WMB’s employees became employees of JPMorgan.  Accordingly, this Monthly Operating Report was prepared, in part, based upon the information and work product and/or representations made available to the Debtors and their professionals by representatives of WMB and JPMorgan.

Results presented in this Monthly Operating Report were determined consistent with WMI’s accounting practices as of the Petition Date (but are not presented, as noted, in accordance with GAAP).  However, records of prepetition assets and liabilities, including, among other things, liabilities owed by WMI to WMB and its affiliates may be adjusted.  Further, claims have been filed against the Debtors in their chapter 11 cases that are not currently recorded on WMI’s books that, if allowed, would change the reported balances for pre-petition liabilities.

This Monthly Operating Report of the Debtors covers the last complete monthly reporting period prior to March 19, 2012, the effective date (the “Effective Date”) of the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code that the Debtors filed with the Bankruptcy Court on December 12, 2011 (the “Filed Plan”, and as modified by the Modification of Seventh Amended Plan dated January 9, 2012, the Second Modification of Seventh Amended Plan dated January 12, 2012, and the Third Modification of Seventh Amended Plan dated February 16, 2012 (the “Plan”).  This Monthly Operating Report speaks only as of February 29, 2012.

Going forward, WMI Liquidating Trust, as successor-in-interest to the Debtors, will continue to have reporting obligations to the Bankruptcy Court, which reporting obligations shall include the filing of post-Effective Date Quarterly Operating Reports in accordance with the liquidating trust agreement, dated as of March 6, 2012, by and among the Debtors, William C. Kosturos, as the liquidating trustee, and CSC Trust Company of Delaware, as the Delaware resident trustee (the “Liquidating Trust Agreement”).  These reports will also be filed by WMI Liquidating Trust under cover of Form 8-K with the Securities and Exchange Commission (the “SEC”).   Otherwise, WMI Liquidating Trust will continue to follow the approach to reporting under the Securities Exchange Act of 1934, as amended, set forth in the SEC Division of Corporation Finance’s no-action letter issued to the REMEC Liquidating Trust on March 28, 2011; specifically, WMI Liquidating Trust will, until WMI Liquidating Trust is dissolved, file Annual Reports on Form 10-K containing unaudited annual financial statements, and Current Reports on Form 8-K to report material developments as they occur.  WMI Liquidating Trust has an initial term of three years from the Effective Date, subject to extension for up to an additional three years (subject to certain limited exceptions) with the approval of the Bankruptcy Court.

Washington Mutual, Inc., et al.	Case No. 08-12229 (MFW)
February 2012 Monthly Operating Report -- UNAUDITED
MOR 1 -- Schedule of Cash Receipts and Disbursements

	Washington Mutual, Inc.							WMI Investment Corp.
Account	Deposit	Deposit	Deposit	Deposit	Money Market	General		Deposit	General
Bank	WMB/JPM	WMB/JPM	WMB/JPM	WMB/JPM	Bank of America	Bank of America		WMB/JPM	Bank of America
Bank Account	xxx0667	xxx4234	xxx9626	xxx9663	xxx0658	xxx4228	WMI	xxx4704	xxx4231	WMI Inv Corp	Combined
GL Account	70 /10450	70 / 10441	70 / 10451	70 / 10452	70 / 12510	70 /10305	Total	467 / 10450	467 / 10305	Total	Total

Opening Balance - 01/31/2012	262,607,843	3,685,974,231	4,673	751,427	11,497,075	9,149,159	3,969,984,408	53,748,271	302,248	54,050,519	4,024,034,927

Receipts

Interest & investment returns	2,269	31,846	0	7	1,218	-	35,339	464		464	35,804
BOLI proceeds						-	-				-
Misc receipts						-	-			-	-
Total Receipts	2,269	31,846	0	7	1,218	-	35,339	464	-	464	35,804

Transfers

Sweep to/(from) Money Market account					500,000	(500,000)	-				-
Transfer (to)/from Wells Managed Account					-	-	-		-	-	-
Total Transfers	-	-	-	-	500,000	(500,000)	-	-	-	-	-

Disbursements

Salaries and benefits						213,469	213,469		-	-	213,469
Travel and other expenses						31,110	31,110		-	-	31,110
Occupancy and supplies						143,826	143,826		-	-	143,826
Professional fees						2,769,647	2,769,647		-	-	2,769,647
Other outside services						850,097	850,097		230	230	850,327
Bank fees						31,106	31,106		53	53	31,159
US Trustee quarterly Fees						-	-		-	-	-
Directors fees						60,000	60,000		-	-	60,000
Taxes paid						-	-		-	-	-
Total Disbursements	-	-	-	-		4,099,256	4,099,256	-	283	283	4,099,539

Net Cash Flow	2,269	31,846	0	7	501,218	(4,599,256)	(4,063,917)	464	(283)	181	(4,063,735)

Cash - End of Month	262,610,112	3,686,006,077	4,673	751,434	11,998,293	4,549,903	3,965,920,491	53,748,735	301,965	54,050,700	4,019,971,192

GL Balance	262,610,112	3,686,006,077	4,673	751,434	11,998,293	4,549,903	3,965,920,491	53,748,735	301,965	54,050,700	4,019,971,192

Net value - short-term securities							493,848,691			223,156,681	717,005,372

Total Cash & Cash Equivalents							4,459,769,182			277,207,381	4,736,976,563

In re Washington Mutual, Inc., et al. Case No. 08-12229 (MFW)

February 2012 Monthly Operating Report -- UNAUDITED
MOR 1a and MOR 1c -- Cash

Bank Reconciliations

The WMI Liquidating Trust, as successor-in-interest to the Debtors, hereby submits this attestation regarding bank account reconciliations in lieu of providing copies of bank statements and copies of all account reconciliations.

I attest that each of the Debtors’ bank accounts is reconciled to the most current monthly bank statements or information provided by JPMorgan in preparation for the implementation of the Second Amended and Restated Settlement Agreement, dated as of February 7, 2011 (as amended, the “Settlement Agreement”). The Debtors’ standard practice prior to the Effective Date, which has been followed by the WMI Liquidating Trust for purposes of preparing this Monthly Operating Report, has been to ensure that each bank account is reconciled to monthly bank statements for each calendar month 30 days after month end.

/s/ John Maciel
John Maciel
Chief Financial Officer
WMI Liquidating Trust

Case No. 08-12229 (MFW)
Washington Mutual, Inc.
MOR-1B: Schedule of Professional Fees Paid
Month Ended February 29, 2012

		Check		Amount Paid - Feb'12		Amount Paid CTD
Payee	Period Covered	Number	Date	Fees	Expense	Fees	Expense

Akin, Gump, Strauss, Hauer & Feld LLP	11/01/11 - 11/30/11	Wire	02/29/12	$500,738.40	$14,491.65	$25,773,983.58	$910,164.25
Alvarez & Marsal	01/01/12 - 01/31/12	Wire	02/27/12	1,105,504.50	39,811.05	67,832,213.49	3,083,209.71
Ashby & Geddes, P.A.						2,300,154.90	204,638.88
BDO USA, LLP						60,645.00	2,282.74
Benesch, Friedlander, Coplan & Aronoff						24,742.50	1,677.26
Blackstone Advisory Partners LLP						2,250,000.00	405,906.53
Cole, Schotz, Meisel, Forman & Leonard, PA						41,651.00	12,664.31
CONSOR Intellectual Asset Management						255,318.00	3,249.00
CP Energy Group, LLC						91,347.88	159.47
Davis Wright Tremaine LLP						738,080.50	24,577.55
Elliott Greenleaf	12/01/11 - 12/31/11	4057	02/21/12	6,188.80	797.90	1,055,337.65	94,402.36
Ernst & Young LLP						120,968.40	-
Frank Partnoy						82,604.00	-
FTI Consulting, Inc.	11/01/11 - 11/30/11	Wire	02/27/12	196,948.00	2,992.30	8,846,747.55	129,283.31
Gibson, Dunn & Crutcher LLP						1,203,727.31	16,388.22
Grant Thornton						457,536.00	39,407.93
Joele Frank, Wilkinson Brimmer Katcher	01/01/12 - 01/31/12	4046	02/13/12	7,711.25	3,306.91	304,315.26	41,177.08
John W. Wolfe, P.S.						3,496,049.55	9,341.12
Klee, Tuchin, Bogdanoff & Stern LLP	12/01/11 - 12/31/11	Wire	02/21/12	82,870.40	138.68	657,777.44	3,448.97
Kurtzman Carson Consultants LLC	12/01/11 - 12/31/11	Wire	02/06/12	91,842.20	455,897.46	4,352,424.92	13,173,888.59
McKee Nelson LLP / Bingham McCutchen LLP						2,674,526.18	314,461.14
McKenna Long & Aldridge						6,010,918.00	204,064.31
Miller & Chevalier Chartered						1,634,561.36	445,724.89
Milliman						31,429.99	-
Pepper Hamilton LLP						3,632,342.93	245,647.47
Perkins Coie LLP						3,852,216.09	170,402.57
Peter J. Solomon Company	12/01/11 - 12/31/11	Wire	02/21/12	140,000.00	1,258.16	3,571,250.00	19,481.05
PricewaterhouseCoopers LLP						2,346,910.00	185,531.11
Quinn Emanuel Urquhart Oliver & Hedges						14,305,345.91	490,106.93
Richards, Layton & Finger P.A.	12/01/11 - 12/31/11	Wire	02/27/12	44,486.80	4,707.21	2,796,518.80	706,413.45
Richard Pomp						63,159.75	1,944.55
Schwabe, Williamson & Wyatt, P.C.	08/01/11 - 09/30/11	4071	02/27/12	2,412.80	16.00	115,696.80	219.69
Shearman & Sterling LLP						1,845,262.46	31,266.96
Silverstein & Pomerantz, LLP						21,932.50	77.53
Simpson Thacher & Bartlett LLP						628,567.05	15,048.16
Sullivan Hazeltine Allinson, LLC						56,346.05	7,191.36
Susman Godfrey LLP	12/01/11 - 12/31/11	Wire	02/27/12	61,366.00	6,160.51	2,821,550.26	284,999.34
Towers Watson Pennsylvania Inc.						640,630.83	-
Venable LLP						825,235.16	34,992.10
Weil, Gotshal & Manges LLP						67,602,735.36	3,288,189.69

Total				$2,240,069.15	$529,577.83	$235,422,760.41	$24,601,629.58

WMI Investment Corp.
		Check		Amount Paid - Feb'12		Amount Paid CTD
Payee	Period Covered	Number	Date	Fees	Expense	Fees	Expense

CP Energy Group, LLC				$-	$-	$22,000.00	$42.77
Goldman, Sachs & Co.				-	-	300,000.00	-

Total				$-	$-	$322,000.00	$42.77

* Interim fee applications and multiple invoices were paid during this period.

Washington Mutual, Inc., et al.	Case No. 08-12229 (MFW)
February 2012 Monthly Operating Report -- UNAUDITED
MOR 2 Statement of Operations for the period 02/1/12 to 02/29/12

	Washington Mutual, Inc.		WMI Investment Corp.
	February 2012	Cumulative to Date	February 2012	Cumulative to Date
Revenues:
Interest income:
Cash equivalents	48,214	25,081,568	5,248	1,387,917
Securities	223,392	10,032,740	-	2,976,201
Notes receivable - intercompany	-	1,685,297	-	1
Other	-	1,031,979	-	-
Total interest income	271,607	37,831,584	5,248	4,364,120
Earnings (losses) from subsidiaries and other
equity investments	5,160,635	(201,781,027)	(41,563)	(13,911,453)
Gains (losses) from securities / investments	(5,406)	(9,801,340)	0	(112,242,503)
Other income	1,909,517	5,619,510	-	(0)
Total revenues	7,336,354	(168,131,274)	(36,315)	(121,789,837)

Operating expenses:
Compensation and benefits	313,616	16,965,280	-	-
Occupancy and equipment	48,834	3,482,555	-	-
Professional fees	488,339	22,036,153	299	514
Loss / (Income) from BOLI/COLI policies	(1,056)	(12,644,608)	-	-
Management fees / Transition services	15,000	2,531,594	-	-
Insurance	111,962	19,184,009	-	-
Other	231,759	6,356,059	14,886	817,042
Total operating expenses	1,208,455	57,911,042	15,185	817,556

Net profit (loss) before other income
and expenses	6,127,899	(226,042,316)	(51,500)	(122,607,392)

Other income and expenses:
Interest expense:
Notes payable - intercompany	-	-	-	-
Borrowings	-	-	-	-
Total interest expense	-	-	-	-
Other expense / (income)	-	(105,028,000)	-	-

Net profit (loss) before reorganization
items	6,127,899	(121,014,316)	(51,500)	(122,607,392)

Reorganization items:
Professional fees	51,880,344	324,618,479	-	322,043
Claims Adjustments	383,010,479	570,680,012	-	-
US Trustee quarterly fees	2,600	316,000	-	13,650
Gains (losses) from sale of assets	-	-	-	-
Other reorganization expenses	1,088,782	26,772,935	-	-
Total reorganization items	435,982,206	922,387,426	-	335,693
Net profit (loss) before income taxes	(429,854,307)	(1,043,401,742)	(51,500)	(122,943,085)

Income taxes	-	4,050	-	-

Net profit (loss)	(429,854,307)	(1,043,405,792)	(51,500)	(122,943,085)

Income tax rate	0.0%	0.0%	0.0%	0.0%

Washington Mutual, Inc., et al.	Case No. 08-12229 (MFW)
February 2012 Monthly Operating Report -- UNAUDITED
MOR 3 Balance Sheet as of 02/29/2012 and 9/26/2008

	Washington Mutual, Inc.		WMI Investment Corp.
	2/29/2012	9/26/2008	2/29/2012	9/26/2008
Assets:
Unrestricted cash and cash equivalents	4,459,769,182	4,018,083,009	277,207,381	52,974,376
Restricted cash and cash equivalents	54,718,918	145,668,884	-	-
Investment securities	78,870,460	59,688,627	-	266,444,881
Accrued interest receivable	570,890	413,253	221	4,084,658
Income tax receivable	475,205,612	742,680,150	22,187,560	22,187,560
Prepaid expenses	1,137,823	11,311,510	-	-
Cash surrender value of BOLI/COLI	392,205	84,039,738	-	-
Funded Pension	39,173,922	638,870,071	-	-
Other investments	-	23,668,909	48,153,269	65,952,708
Investment in subsidiaries	1,443,827,125	1,895,218,467	-	-
Notes receivable - intercompany	-	58,001,133	565,844,197	565,844,197
Fixed Assets	61,265	-	-	-
Other assets	137,379,830	23,489,277	-	-
Total assets	6,691,107,232	7,701,133,028	913,392,629	977,488,380

Liabilities not subject to compromise (Postpetition):
Accounts payable	17,547,698	-	69	-
Accrued wages and benefits	248,539	-	-	-
Other accrued liabilities	68,287,427	-	14,825	-
Minority interest	1,118,738	3,104,022	-	-
Total post-petition liabilities	87,202,403	3,104,022	14,894	-

Liabilities subject to compromise (Pre-petition):
Senior debt	4,132,442,639	4,126,545,947	-	-
Subordinated debt	1,666,464,970	1,662,295,485	-	-
Junior subordinated debt	765,674,200	752,445,436	-	-
CCB Trust Preferred	69,554,647	-	-	-
WMB Bank Bondholders	335,000,000	-
Intercompany payables	684,095,259	684,095,258	-	-
Accounts payable	4,480,720	3,941,450	-	-
Taxes payable	550,080,928	550,080,833	-	-
Payroll and benefit accruals	404,177,110	407,215,221	-	-
Other accrued liabilities	99,110,424	92,259,015	-	-
Other pre-petition liabilities	159	223	-	-
Subordinated allowed claims	41,166,667	-	-	-
Total pre-petition liabilities	8,752,247,722	8,278,878,868	-	-

Total liabilities	8,839,450,125	8,281,982,890	14,894	-

Shareholders' equity:
Preferred stock	7,392,341,954	3,392,341,953	-	-
Common stock	13,026,981,633	12,988,753,556	1,000,000,000	1,000,000,000
Other comprehensive income	(753,411,745)	(222,770,180)	22,187,560	(36,644,880)
Retained earnings - pre-petition	(20,770,848,942)	(16,739,175,191)	14,133,260	14,133,260
Retained earnings - post-petition	(1,043,405,792)	-	(122,943,085)	-
Total shareholders' equity	(2,148,342,893)	(580,849,862)	913,377,736	977,488,380

Total liabilities and shareholder's equity	6,691,107,232	7,701,133,028	913,392,629	977,488,380

In re Washington Mutual, Inc., et al.
Case No. 08-12229 (MFW)

NOTES TO MOR-2 and MOR-3

Note 1:  Plan of Reorganization and Settlement Agreement

On December 12, 2011, the Debtors announced that the Debtors, the Creditors’ Committee, the Equity Committee, and certain significant parties in the Debtors’ chapter 11 proceedings had reached a comprehensive understanding resolving certain pending motions, appeals, and potential impediments to confirmation of a plan of reorganization.  Accordingly, on December 12, 2011, the Debtors filed the Filed Plan [D.I. 9178] and a related disclosure statement (as revised, the “Disclosure Statement”) [D.I. 9179] with the Bankruptcy Court.  The Filed Plan and the Plan are premised upon the implementation of the Settlement Agreement, which represents a compromise of certain disputes among the Debtors, JPMorgan, the FDIC (in its capacity as receiver for WMB and in its corporate capacity), and the Creditors’ Committee.

On February 16, 2012, at the commencement of the hearing to consider confirmation of the Plan, the Debtors announced that they, JPMorgan, the Creditors' Committee, and the Equity Committee had reached a settlement (the “TPS Settlement”) with certain holders of WMI’s preferred equity securities, regarding the ownership of the Trust Preferred Securities (as defined below).  The so-called “TPS Consortium” and “TPS Group” (together, the “TPS Holders”) claimed that they owned the securities in question, an issue that had been contested by the Debtors and JPMorgan during the pendency of the chapter 11 proceedings.  The TPS Settlement provided for, among other things, the withdrawal of objections to the Filed Plan and the change of votes in Class 19 of those certain holders such that this Class voted to accept the Plan.

After hearing testimony and argument regarding confirmation of the Plan, and by order, dated February 23, 2012, the Bankruptcy Court confirmed the Plan (the “Confirmation Order”) [D.I. 9759].  After the satisfaction or waiver of the conditions described in the Plan, the transactions contemplated by the Plan were consummated on March 19, 2012, and, on March 23, 2012, the Debtors made the initial distribution pursuant to the Plan (the “Initial Distribution”).  WMI emerged on the Effective Date as a newly reorganized company, WMI Holdings Corp. (“Reorganized WMI”), which consists primarily of WM Mortgage Reinsurance Company, Inc. (“WMMRC”), a wholly owned subsidiary of WMI that is incorporated in Hawaii, and which has been funded by a $75 million contribution from certain WMI creditors.  In addition, the Company will have access to a $125 million senior credit facility to be used for working capital and permitted acquisitions and originations in the financial services sector.  Initially, the primary business of Reorganized WMI will be a legacy reinsurance business that is currently operated in runoff mode by WMMRC.

The Settlement Agreement is an integral part of the Plan and, on the date the Settlement Agreement became effective, the Debtors recorded the effects of the financial arrangements or settlements set forth in the Settlement Agreement.  The Settlement Agreement became effective after the period of this Monthly Operating Report, on March 19, 2012; therefore, the financial effects of the Settlement Agreement are not reflected in the MOR-1, MOR-2 and MOR-3 herein.  However, a pro forma presentation of the balance sheet after consummation of the Settlement Agreement is provided in Note 2.

The foregoing notwithstanding, aspects of the Plan and Settlement Agreement are referred to in the Notes to MOR-2 and MOR-3 herein; however, users of this Monthly Operating Report should refer directly to the Plan, Confirmation Order, and related documents filed with the Bankruptcy Court for complete information.

Note 2:  Settlement Agreement Implementation and Plan Distributions

Pursuant to the Confirmation Order, the Bankruptcy Court confirmed the Plan.  The Plan and Settlement Agreement became effective on March 19, 2012.

The Settlement Agreement resolved disputes between the Debtors, JPMorgan and the FDIC (in its capacity as receiver for WMB and in its corporate capacity) regarding ownership of (i) certain disputed cash accounts, (ii)

approximately $5.5 to $5.8 billion in tax refunds, including interest through a projected future date of receipt and net-of-tax payments estimated to be owed to certain taxing authorities, that WMI either already has received or, the Debtors believe, will receive, in its capacity as the common parent of a consolidated or combined tax group for federal and state income tax purposes, comprised of WMI, WMB and other subsidiaries, and (iii) the Trust Preferred Securities, which have a liquidation preference of approximately $4 billion.  In addition, the Settlement Agreement resolved disputed ownership of and responsibility for certain employee benefit plans and trusts created to fund employee-related obligations, certain intellectual property and contractual rights, shares in Visa Inc., and the proceeds of certain litigation and insurance policies.

Once the Settlement Agreement became effective, JPMorgan distributed $3.87 billion in deposit accounts to WMI.  WMI received approximately $2.44 billion from the Tax Refund Escrow and other distributions from JPMorgan, as provided by the Settlement Agreement.  After the receipt of these amounts (offset by amounts owed by WMI to JPMorgan), the Initial Distribution occurred.

In addition to the exchange of funds:

●	WMI transferred sponsorship of the Pension Plan to JPMorgan and eliminated its intercompany payable to WMB of $274 million.

●	WMI Investment transferred ownership of the investment in the JPMC Wind Investment Portfolio LLC to JPMorgan.

●	JPMorgan transferred $50 million to WMI to fund an account for the settlement of WMI Vendor Claims.

●	JPMorgan paid WMI $25 million for the Visa shares and the ownership of Visa Shares was transferred to JPMorgan.

●	JPMorgan assumed various liabilities related to various litigations and claims against the Debtors.

The Plan provides for the creation of a liquidating trust, WMI Liquidating Trust, which was formed on March 6, 2012 pursuant to the execution of the Liquidating Trust Agreement.  On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the WMI Liquidating Trust for the benefit of those stakeholders who were not paid in full in the Initial Distribution or whose claims remain disputed.  Stakeholders were issued beneficial interests in the WMI Liquidating Trust in exchange for their unpaid claims against or equity interests in the Debtors (“Liquidating Trust Interests” or “LTI’s”).  The LTI’s are not transferable except by will, intestate succession, or operation of law.  The WMI Liquidating Trust will be responsible for liquidating, converting to cash, and distributing the Liquidating Trust Assets to the Liquidating Trust Beneficiaries and will not take any action to encourage or promote a trading market in the LTIs.  In addition, the Liquidating Trustee will administer the Disputed Claims Reserve (the “DCR”).  Approximately $725.8 million of cash and cash equivalents was distributed by the Debtors to the WMI Liquidating Trust for the DCR, which represents cash that would have been distributed to holders of claims as part of the Initial Distribution had such clams been allowed as of the Effective Date.

On the Effective Date, the Debtors were discharged from all liabilities other than those arising from the Plan.  Similarly, all preferred and common equity interests in the Debtors were deemed cancelled on the Effective Date.

The following chart summarizes distributions to creditors and equity interest holders in both the Initial Distribution and as represented by the transfer to the WMI Liquidating Trust.  Distributions began on March 23, 2012; however, the Plan deems them to have occurred as of the Effective Date.  The basis of this chart is a projected balance sheet as of the Effective Date assuming consummation of the Settlement Agreement, but prior to distributions in accordance with the Plan.  This chart was not prepared in accordance with GAAP.  Key assumptions are described in the notes below the chart.  This summary is qualified in its entirety by reference to the Settlement Agreement, the Plan, and the Confirmation Order.  Furthermore, each balance sheet is reflected on a per column, pro forma basis.  Additionally, the information reflected on each balance sheet reflects an estimate of information available as of March 30, 2012. There are many factors that could materially affect the descriptions and numbers presented including, but not limited to, changes in the basis of accounting for each of WMI Liquidating Trust and Reorganized WMI, as the case may be; final closure of the books and records; changes in estimates made by new management of each of WMI Liquidating Trust and Reorganized WMI, as the case may be; and GAAP adjustments.  Therefore, the information that is contained in future reported financial statements and disclosures made by WMI Liquidating Trust or Reorganized WMI, as the case may be, may be materially different to the projected balance sheet that forms part of this Monthly Operating Report.
Washington Mutual, Inc., et al	PROJECTED BALANCE SHEET
DISTRIBUTIONS SUMMARY	CLOSING DATE (a)		DISTRIBUTIONS				REMAINING
NOTE 2 (in $000's)	FJR	Contract Rate			Distribution to		Unconsolidated
	Consolidated	Consolidated	Initial		Liquid. Trust /		Reorganized
	Debtors (b)	Debtors (b)	Distribution		DCR		WMI (f)
	3/19/2012	3/19/2012	Effective Date		Effective Date		Effective Date
Assets:
Unrestricted cash and cash equivalents	7,541,118	7,541,118	(6,534,879)		(931,239)	(c)	75,000
Income tax receivable (d)	-	-	-		-		-
Cash surrender value of BOLI/COLI	392	392	-		(392)		-
Investment in WMRMC	205,849	205,849	(65,849)	(h)	-		140,000	(h)
Investment in other subsidiaries	3,660	3,660	-		(3,660)		-
Deferred tax asset,net (e)	-	-	-		-		-
Prepaid expenses	1,015	1,015	-		(1,015)		-
Fixed assets	61	61	-		(61)		-
Other assets	-	-	70,000	(h)	-		70,000	(h)
Total assets	7,752,095	7,752,095	(6,530,728)		(936,367)		285,000

Liabilities not subject to compromise:
Accounts payable	15,094	15,094	(15,094)		-		-
Accrued wages and benefits	159	159	-		(159)		-
Other accrued liabilities	90,724	90,724	-		(90,724)		-
Day 1 Distributions -- Unreleased	-	-	53,472		(53,472)		-
Runoff notes	-	-	916	(h)	129,084		130,000	(h)
Total post-petition liabilities	105,977	105,977	39,294		(15,271)		130,000

Liabilities subject to compromise: (g)
Senior debt	4,419,643	4,718,766	(4,561,238)		(157,528)		-
Subordinated debt	1,782,293	2,078,848	(1,647,622)		(431,226)		-
Junior subordinated debt	843,996	241,424	-		(241,424)		-
CCB Trust Preferred	72,430	79,324	-		(79,324)		-
WMB Bank Bondholder	335,000	335,000	(335,000)		-		-
WMI Vendor Claims	49,733	49,733	(49,733)		-		-
Allowed Claims	74,965	74,965	(65,581)		(9,384)		-
Disputed claims	827,578	827,578	-		(827,578)		-
Subordinated claims	69,137	69,137	-		(69,137)		-
Total pre-petition liabilities	8,474,775	8,474,775	(6,659,174)		(1,815,601)		-

Total liabilities	8,580,752	8,580,752	(6,619,880)		(1,830,872)		130,000

Shareholders' equity:
Preferred stock	7,498,857	7,498,857	(108,750)	(h)	(7,390,107)		-
Common stock	13,088,962	13,088,962	(36,250)	(h)	(13,052,712)		-
New common stock	-	-	155,000	(h)	-		155,000	(h)
Retained earnings - pre-petition	(20,770,849)	(20,770,849)	-		20,770,849		-
Retained earnings - post-petition	(645,627)	(645,627)	79,151		566,476		-
Total shareholders' equity (deficit)	(828,657)	(828,657)	89,151		894,505		155,000

Total liabilities and shareholder's equity	7,752,095	7,752,095	(6,530,728)		(936,367)		285,000

Balance Sheet Check	-	-	-		-		-

(a)  Consolidated Debtors, WMI and WMI Investment.  Investments in subsidiaries other than WMI Investment are not eliminated and are still reflected as Investment in WMMRC and Investment in Other Subsidiaries (based on their book values).

(b) The “FJR” column represents the liabilities subject to compromise with post-petition interest calculated at the Federal Judgment Rate as directed by the Bankruptcy Court.   The “Contract Rate” column reflects the size of the funded debt claims after the enforcement of contractual subordination.  Despite the PIERS having a prepetition claim of $844 million against the Debtors, including interest at the Federal Judgment Rate, because of the obligation of the PIERS to payover interest at the contract rate (which exceeds the Federal Judgment Rate for all classes except the Senior Floating Rate Notes), the recovery of the PIERS is effectively capped.

(c)  The majority of the cash distributed to the WMI Liquidating Trust is specifically allocated for:
$40 million for operating cash
$20 million for the operations of the litigation subcommittee
$91 million for administrative claims
$53 million for claimants who have not provided releases
$726 million for the DCR

(d)  No income tax receivable has been recorded due to the contingent nature of the outstanding refunds.  The Settlement Agreement provides that WMI (and then the WMI Liquidating Trust, on or after the Effective Date) is entitled to 20% of the net refunds to be collected for periods prior to the Effective Date.  The Disclosure Statement included a projected range for net refunds of $60 - $100 million.

(e)  Per the Disclosure Statement, approximately $4.7 billion of NOL’s will remain with Reorganized WMI.  However, no value for deferred tax assets has been shown here, due to a potential valuation allowance as of the Effective Date.

(f)  This column does not reflect Reorganized WMI’s beginning balance sheet, which will be prepared in accordance with U.S. GAAP, audited by an independent accountant, and filed with the SEC via an amendment to the Effective Date 8-K.  The purpose of this column is solely to reflect the assets and liabilities remaining with Reorganized WMI on the Effective Date after the distributions that are to be made pursuant to the Plan have occurred.  The actual beginning balance sheet would represent a consolidated balance sheet and could include additional adjustments related to debt, taxes, and Fresh Start Accounting which may be applied in accordance with U.S. GAAP in preparing such financial statement.  .

(g)  For the purposes of this summary, all claims and post-petition interest were recorded, including disputed claims.  All unpaid claims and equity interests of the Debtors were transferred to the WMI Liquidating Trust, as discussed above.  Creditors who hold claims and were projected to receive recoveries under the Plan (as well as the DCR) received LTI’s for their unpaid claims to entitle them to future distributions from the WMI Liquidating Trust in accordance with the subordination provisions of the Plan.  If distributions from the WMI Liquidating Trust become available to creditors and equity interest holders who currently do not have LTI’s, additional LTI’s will be issued to effectuate future distributions.

(h)  The Plan provides that Reorganized WMI (1) will receive $75 million, (2) is valued at $210 million (before receiving the $75 million), which includes $140 million for WMMRC, (3) will issue new common stock, and (4) will issue debt instruments that are repaid solely with the run-off proceeds from WMMRC (the “Runoff Notes”).  The new common stock and Runoff Notes were issued on March 23, 2012.  The Debtors’ equity holders (and claimants subordinated to the level of equity) received the vast majority of the new equity of Reorganized WMI.  Certain elections entitle creditors to receive newly issued common stock and Runoff Notes in lieu of cash as part of their initial distribution (the WMI Liquidating Trust will hold the remaining Runoff Notes until distribution to LTI holders in accordance with the Plan).  Therefore, these adjustments reflect the value adjustments to Reorganized WMI in order to show the initial distributions of common stock and Runoff Notes, which occurred on March 23, 2012, and which are deemed to relate back to the Effective Date, March 19, 2012.

Note 3:  Claims Adjustments

The Debtors settled several pending litigations with creditors in February.  Approximately $48 million of allowed claims adjustments were recorded in the calendar month of February 2012, as follows:

•	Tranquility Master Fund [D.I. 9698] - $9 million general unsecured claim and $1 million subordinated claim.

•	Litigation Tracking Warrants [D.I. 9649] - $9 million general unsecured claim, $10,166,667 subordinated claim, and $3,225,456 equity claim.

•
TPS Holders [D.I. 9764] - $3 million administrative claim for fees and expenses subject to approval of the Bankruptcy Court, $618,536 general unsecured claim, and $15 million subordinated claim which will be adjusted depending on the approval of the administrative claim.

In addition, the Plan provides that WMI pay $335 million to the WMB Bondholders from its share of certain tax refunds as described in Note 8. With the Plan being confirmed in February, WMI has reflected the WMB Bondholder claim of $335 million as an allowed claim.

Note 4:  Washington Mutual Preferred Funding

On September 25, 2008, the Office of Thrift Supervision concluded that an “Exchange Event” had occurred with respect to the following securities (the “Trust Preferred Securities”):

•
Washington Mutual Preferred Funding Trust I Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities (to be exchanged into depositary shares representing Series I Perpetual Non-Cumulative Fixed-to-Floating Rate Preferred Stock of WMI);

•
Washington Mutual Preferred (Cayman) I Ltd. 7.25% Perpetual Non-cumulative Preferred Securities, Series A-1 (to be exchanged into depositary shares representing Series J Perpetual Non-Cumulative Fixed Rate Preferred Stock of WMI);

•
Washington Mutual Preferred (Cayman) I Ltd. 7.25% Perpetual Non-cumulative Preferred Securities, Series A-2 (to be exchanged into depositary shares representing Series J Perpetual Non-Cumulative Fixed Rate Preferred Stock of WMI);

•
Washington Mutual Preferred Funding Trust II Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities (to be exchanged into depositary shares representing Series L Perpetual Non-Cumulative Fixed-to-Floating Rate Preferred Stock of WMI);

•
Washington Mutual Preferred Funding Trust III Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities (to be exchanged into depositary shares representing Series M Perpetual Non-Cumulative Fixed-to-Floating Rate Preferred Stock of WMI); and

•
Washington Mutual Preferred Funding Trust IV Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities (to be exchanged into depositary shares representing Series N Perpetual Non-Cumulative Fixed-to-Floating Rate Preferred Stock of WMI).

In accordance with the terms of the documents governing the Trust Preferred Securities, the Conditional Exchange (as defined in the disclosure materials related to the Trust Preferred Securities) of the Trust Preferred Securities occurred on Friday, September 26, 2008 at 8:00 A.M. (New York time).  The documentation governing the Trust Preferred Securities contemplates that at the time of the Conditional Exchange, each outstanding Security was intended to be exchanged automatically for a like amount of newly issued Fixed Rate Depositary Shares or newly issued Fixed-to-Floating Rate Depositary Shares, as applicable, each representing a 1/1000th interest in one share of the applicable series of preferred stock of WMI.  If and until such depositary receipts are delivered or in the event such depositary receipts are not delivered, any certificates previously representing Trust Preferred Securities are deemed for all purposes, effective as of 8:00 AM (New York time) on September 26, 2008, to represent Fixed Rate Depositary Shares or Fixed-to-Floating Rate Depositary Shares, as applicable.

On July 6, 2010, the TPS Holders filed an adversary proceeding captioned Black Horse Capital LP et al. v. JPMorgan Chase Bank, N.A. et al., Adv. No. 10-51387 (MFW) (the “Black Horse Litigation”) against WMI and JPMorgan asserting that the Conditional Exchange did not occur due to the failure of certain alleged conditions precedent.  On January 7, 2011, the Bankruptcy Court entered an opinion and order granting summary judgment in favor of WMI and JPMorgan in the Black Horse Litigation, holding, among other things, that the Conditional Exchange occurred automatically on September 26, 2008, and as a result the plaintiffs in the Black Horse Litigation

(and other similarly situated investors) are now deemed to be holding Fixed Rate or Fixed-to-Floating Rate Depositary Shares, as applicable, tied to the applicable series of preferred stock of WMI.  On January 13, 2011, such plaintiffs appealed the judgment to the United States District Court for the District of Delaware.

As noted above, on February 16, 2012, the Debtors announced that the Debtors, JPMorgan, the Creditors’ Committee, and the Equity Committee had reached the TPS Settlement with the TPS Holders which, among other things, contemplates that JPMorgan will pay $18 million (in cash or JPMorgan stock, at JPMorgan’s sole election) to the TPS Holders.  The TPS Settlement also contemplates that (a) the TPS Holders will have an Allowed Claim of $618,356.25 in Class 12 and (b) the Debtors’ estates will reimburse up to $15 million in legal fees and expenses incurred by the TPS Holders, with $3 million of such fees designated as a Class 12 Claim and the balance (or $12 million) designated as a Class 18 Claim.  In any case, payment of the TPS Holders’ legal fees and expenses is subject to approval by the Bankruptcy Court.  The TPS Settlement was embodied in a stipulation which was approved by the Bankruptcy Court pursuant to an order, dated February 17, 2012 [D.I. 195 Adv. No. 10-51387].  WMI has reflected the financial aspects of the Conditional Exchange in these financial statements.

Note 5:  Restricted Cash and Cash Equivalents
WMI’s restricted cash and cash equivalents of $55 million includes $53 million in a deposit account pledged as collateral to secure prepetition intercompany transactions between WMI and WMB and $2 million held as part of a Rabbi Trust.

Pursuant to the terms of the Settlement Agreement, upon consummation of the Plan, WMI took possession of the $53 million deposit account pledged as collateral for prepetition intercompany transactions with WMB, free and clear of any interest or liens asserted by JPMorgan.  In addition, on or after the Effective Date, all assets in the Rabbi Trust were monetized, and the cash was distributed to WMI to include in the Initial Distribution.

Note 6:  Investment in Subsidiaries

WMI’s investment in subsidiaries represents the book value of WMI’s subsidiaries, including WMI Investment.  This balance does not represent the market value of these entities.

WMI’s subsidiaries hold unsecured notes receivable from WMB or JPMorgan, as the case may be, totaling approximately $182 million.  Pursuant to the terms of the Settlement Agreement, upon consummation of the Plan, JPMorgan repaid with interest the unsecured notes receivable to WMI or its subsidiaries.

Note 7:  Funded Pension

The funded pension balance reflects the (1) the market value of assets as of December 2, 2008 less (2) the November 2008 actuarial estimated settlement value of September 25, 2008 liabilities.  The value does not reflect any recent changes in market values, interest rate assumptions and the participants since November 2008 which could materially affect the results.  Pursuant to the terms of the Settlement Agreement, upon consummation of the Plan, WMI transferred sponsorship of the pension plan to JPMorgan, including certain related assets, and JPMorgan assumed the pension plan liabilities.

Note 8:  Taxes

The tax asset and liability balances are recorded consistent with WMI’s historical accounting practices as of the Petition Date and adjusted for refunds collected.  Generally, tax related claims and payables have been recorded on WMI’s books and records on a consolidated basis with the other members of the consolidated tax group and have not been adjusted for any potential claims against these assets.  The current recorded balances do not reflect all expected refunds or payments as these amounts are currently being reviewed.  The current estimate for the total expected refunds, net of potential payments, is in the range of approximately $2.7 - $3.0 billion (including interest but excluding tax refunds attributable to the Act, as described below).  Various parties claimed ownership rights to these refunds and to tax refunds in the amount of $250 million received by WMI during the period from the Petition Date to May 21, 2010.  As set forth in the Settlement Agreement, upon consummation of the Plan, WMI and JPMorgan will split the above-referenced net tax refunds 20%/80%, respectively as such refunds are received.

On November 6, 2009, the Worker, Homeownership, and Business Assistance Act of 2009 (the “Act”) was enacted into law.  The Act provides, in pertinent part, that corporate taxpayers, subject to certain limitations, may elect to extend the permitted Net Operating Loss (“NOL”) carryback period from two years to five years (with such taxpayers only receiving half this benefit in the fifth year).  Pursuant thereto, WMI elected to carry back its 2008 NOL five years.  WMI estimated the amount of the additional tax refunds received that were attributable to the Act to be approximately $2.8 billion, including interest, as to which there were competing claims of ownership.  As set forth in the Settlement Agreement, on the Effective Date, WMI and the FDIC will split the tax refunds attributable to the Act (and actually received) 69.643%/30.357%, respectively.  Pursuant to the terms of the Plan and the Settlement Agreement, a certain portion of WMI’s share of such refunds will be distributed to certain holders of WMB Senior Notes and their professionals in an amount equal to $335 million.

As of February 29, 2012, refunds totaling approximately $5.3 billion of the estimated $5.5 - $5.8 billion in total refunds had been paid into a segregated escrow account that was established with Wells Fargo Bank, National Association, as escrow agent.  The refunds, together with any interest and income relating thereto, remained in the escrow account until the Effective Date, at which time the funds in the account were distributed as follows:  WMI received approximately $2.437 billion, JPMorgan received approximately $1.987 billion, and the FDIC received approximately $844 million.  A total distribution of $335 million out of WMI’s $2.437 billion was made to the WMB Senior Note holders pursuant to the Plan.  Pursuant to the Plan, approximately $53 million remains in the Escrow Account primarily to allow for potential future payments to taxing authorities with claims against the Debtors estate and for future legal fees incurred with respect to tax refund litigation.

No provision or benefit from income taxes has been recorded as the NOL carry-forward amounts from prior years are expected to be sufficient to offset income during the reported period.  Income tax expense contains minimum taxes paid in certain states.

Note 9:  Liabilities Subject to Compromise (Pre-Petition) – Payroll and Benefit Accruals

WMI’s pre-petition payroll and benefit accruals include balances reflecting WMI’s historic accounting policies related to pension accounting.  Prior to the Petition Date, WMI recorded a $274 million liability in respect of such accruals and WMB recorded a $274 million asset, which amounts were netted out and eliminated on a consolidated basis.  Neither balance was reported as an intercompany balance.

As set forth in the Settlement Agreement, on the Effective Date, the liability related to this pension accounting was waived; the Pension Plan assets and liabilities were transferred to JPMorgan.  See Note 7.

Washington Mutual, Inc. / WMI Investment Corp.
February 2012 Monthly Operating Report -- UNAUDITED
MOR 4 Status of Postpetition Taxes

		Washington Mutual, Inc.					WMI Investment Corp
		Beginning Tax Liability	Amt approved for pmt	Taxes collected	Taxes remitted	Closing Balance Post Petition	Beginning Tax Liability	Amt approved for pmt	Taxes collected	Taxes remitted	Closing Balance Post Petition

Federal	NOTES

Withholding		19,075.00	-	37,535.00	(37,900.00)	18,710.00					-
FICA -- Employee		3,012.59	-	5,887.27	(5,974.05)	2,925.81					-
FICA -- Employer		3,809.77	7,432.80	-	(7,550.29)	3,692.28					-
Unemployment		451.62	-	-	-	451.62					-
Income	*	-	-	-	-	-					-
Other		-	-	-	-	-					-
Total Federal		26,348.98	7,432.80	43,422.27	(51,424.34)	25,779.71	-	-	-	-	-

State and Local

WA Withholding	n/a	-	-	-	-	-
WA Disability		260.72	151.63	93.75	-	506.10
WA Unemployment		8,531.71	1,071.78	-	-	9,603.49
Sales/Use	**	-	-	-	-	-
Real Property	n/a	-	-	-	-	-
Personal Property	n/a	-	-	-	-	-
Other		-	-	-	-	-
		-				-
Total State and Local		8,792.43	1,223.41	93.75	-	10,109.59	-	-	-	-	-

Total Taxes		35,141.41	8,656.21	43,516.02	(51,424.34)	35,889.30	-	-	-	-	-

NOTES

*	WMI has booked no federal income tax on its post-petition income tax provision, nor has it made any federal payments.
**	WMI does not have any Washington or City of Seattle sales/use tax liability for the month of February.

I attest that all tax returns have been filed in accordance with federal / state / county / city requirements for the above period.

/s/ John Maciel
John Maciel
Chief Financial Officer
Washington Mutual, Inc., et al

Washington Mutual, Inc. and WMI Investment Corp.
Tax Return Filings
For the Period 2/1/2012 through 2/29/2012

Property Tax Filings:

No property tax returns were filed during the period 2/1/2012 through 2/29/2012.

Sales/Use Tax Filings:

No sales/use tax returns were filed during the period 2/1/2012 through 2/29/2012.

Payroll Tax Filings:

Entity	Jurisdiction	Filing Description	Due Date	Date Filed
WMI	IRS (Federal)	Withholding summary of deposits and filings (semi-monthly)	2/03/2012	2/03/2012
WMI	IRS (Federal)	Withholding summary of deposits and filings (semi-monthly)	2/22/2012	2/22/2012
WMI	Colorado	Income withholding tax return (monthly)	2/15/2012	2/13/2012
WMI	Colorado	Annual Transmittal of State W-2 Forms (annual)	2/29/2012	2/23/2012
WMI	Idaho	Withholding report (monthly)	2/20/2012	2/13/2012

Corporate Income Tax/Franchise Tax/Gross Receipts Tax Filings:

Entity	Jurisdiction	Filing Description	Due Date	Date Filed
WMI	Washington	Business and occupation tax return	2/25/2012	2/24/2012

Case No. 08-12229 (MFW)
Washington Mutual, Inc., et al
MOR-4: Post Petition Accounts Payable Aging by Vendor
As of February 29, 2012

Washington Mutual, Inc.

Vendor	Current *	31 - 60	61- 90	91 and Over	Total

Akin Gump Strauss Hauer & Feld LLP	$253,400.10	$-	$-	$-	$253,400.10
Ashby & Geddes, P.A.	253,167.89	-	-	-	253,167.89
AT&T	1,787.31	-	-	-	1,787.31
Brouwer, Curt	113.35	-	-	-	113.35
Computershare Inc	10,248.86	-	-	-	10,248.86
Corporation Service Company	85.77	-	-	-	85.77
Cronk, Thomas	1,417.69	-	-	-	1,417.69
Davis Wright Tremaine LLP	1,666.00	-	-	-	1,666.00
Elliott Greenleaf	27,779.15	-	-	-	27,779.15
Ernst & Young LLP	32,279.00	-	-	-	32,279.00
FedEx	389.93	-	-	-	389.93
Frank Partnoy	901.00	-	-	-	901.00
FTI Consulting, Inc.	330,478.50	-	-	-	330,478.50
Grayson, Helen	95.90	-	-	-	95.90
Klee, Tuchin, Bogdanoff & Stern LLP	228,941.61	-	-	-	228,941.61
Law Debenture Trust Company of New York	2,258,145.08	-	-	-	2,258,145.08
Miller & Chevalier	692,685.40	-	-	-	692,685.40
Mountain Moving & Storage	5,379.44	-	-	-	5,379.44
Pepper Hamilton LLP	48,711.99	-	-	-	48,711.99
Perkins Coie LLP	152,335.68	-	-	-	152,335.68
Peter J. Solomon Company	280,361.85	-	-	-	280,361.85
Puget Sound Beverage Service	95.33	-	-	-	95.33
Quinn Emanuel Urquhart & Sullivan, LLP	72,995.79	-	-	-	72,995.79
Richards, Layton & Finger P.A.	274,030.75	-	-	-	274,030.75
Schwabe, Williamson & Wyatt, P.C.	144,305.63	-	-	-	144,305.63
Shearman & Sterling LLP	971,886.68	-	-	-	971,886.68
Simpson Thacher & Bartlett LLP	1,034.08	-	-	-	1,034.08
Smith, Charles E.	6,644.49	-	-	-	6,644.49
Struck, Peter	171.00	-	-	-	171.00
Sullivan Hazeltine Allinson, LLC	11,206.29	-	-	-	11,206.29
Susman Godfrey LLP	67,291.00	-	-	-	67,291.00
Suzuki, Dennis	108.00	-	-	-	108.00
The Bank of New York Mellon Trust Company	2,497,765.96	-	-	-	2,497,765.96
Thomson Reuters (Tax & Accounting)	6,232.82	-	-	-	6,232.82
Vision Service Plan	107.64	-	-	-	107.64
Weil, Gotshal & Manges LLP	1,351,389.82	-	-	-	1,351,389.82
Wells Fargo Bank	5,000.00	-	-	-	5,000.00
Wells Fargo Bank, N.A.	4,374,645.48	-	-	-	4,374,645.48
Wilmington Trust Company	2,470,111.64	-	-	-	2,470,111.64
Wilmington Trust Company (TPS)	712,302.84	-	-	-	712,302.84

Total	$17,547,696.74	$-	$-	$-	$17,547,696.74

NOTES
*Any holdback for professionals pursuant to their respective retention orders are included in “Current.”

DEBTOR QUESTIONNAIRE

Must be completed each month		Yes	No
1.	Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.		X
2.	Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X
3.	Have all post petition tax returns been timely filed? If no, provide an explanation below.	X
4.	Are workers compensation, general liability and other necessary insurance coverage in effect? If no, provide an explanation below.	X
5.
Has any bank account been opened during the reporting period?  If yes, provide documentation identifying the opened account(s).  If an investment account has been opened provide the required documentation pursuant to the Delaware Local Rule 4001-3.
X